                                                                     EXHIBIT 4.3



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                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 14, 1998

                                     BETWEEN

                          LINCOLN NATIONAL CORPORATION

                                    AS ISSUER

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                   AS TRUSTEE



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

                                TABLE OF CONTENTS

                                                                                    Page
ARTICLE I         DEFINITIONS........................................................  2
         SECTION 1.1       Definition of Terms.......................................  2

ARTICLE II        GENERAL TERMS AND CONDITIONS OF THE
                  DEBENTURES.........................................................  3
         SECTION 2.1       Designation and Principal Amount..........................  3
         SECTION 2.2       Maturity..................................................  4
         SECTION 2.3       Form and Payment..........................................  4
         SECTION 2.4       Global Debenture..........................................  4
         SECTION 2.5       Interest..................................................  5

ARTICLE III       REDEMPTION OF THE DEBENTURES.......................................  7
         SECTION 3.1       Tax Event Redemption......................................  7
         SECTION 3.2       Redemption Procedure for Debentures.......................  7
         SECTION 3.3       No Sinking Fund...........................................  7
         SECTION 3.4       Option to Put Debentures upon a Failed Remarketing........  8
         SECTION 3.5       Repurchase Procedure for Debentures.......................  8

ARTICLE IV        EXTENSION OF INTEREST PAYMENT PERIOD...............................  9
         SECTION 4.1       Extension of Interest Payment Period......................  9
         SECTION 4.2       Notice of Extension....................................... 10

ARTICLE V         EXPENSES........................................................... 10
         SECTION 5.1       Payment of Expenses....................................... 10
         SECTION 5.2       Payment Upon Resignation or Removal....................... 11

ARTICLE VI        NOTICE............................................................. 11
         SECTION 6.1       Notice by the Company..................................... 11

ARTICLE VII       FORM OF DEBENTURE.................................................. 12
         SECTION 7.1       Form of Debenture......................................... 12

ARTICLE VIII      ORIGINAL ISSUE OF DEBENTURES....................................... 20
         SECTION 8.1       Original Issue of Debentures.............................. 20

ARTICLE IX        MISCELLANEOUS...................................................... 21
         SECTION 9.1       Ratification of Indenture................................. 21
         SECTION 9.2       Trustee Not Responsible for Recitals...................... 21
         SECTION 9.3       Governing Law............................................. 21
         SECTION 9.4       Separability.............................................. 21
         SECTION 9.5       Counterparts.............................................. 21



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

         SECTION 9.6       Guarantee Agreement and Trust Agreement................... 21

ARTICLE X         REMARKETING........................................................ 22
         SECTION 10.1      Effectiveness of this Article............................. 22
         SECTION 10.2      Remarketing Procedures.................................... 22



                             -ii-

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         FIRST SUPPLEMENTAL INDENTURE, dated as of August 14, 1998 (the "First
Supplemental Indenture"), between Lincoln National Corporation, a corporation duly organized and existing under the laws of the State of Indiana, (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the Junior Subordinated Indenture dated as of May 1, 1996 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's junior subordinated debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.40% Junior Subordinated Deferrable Interest Debentures, Series D (the "Debentures") with specific terms and provisions, the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture");

         WHEREAS, Lincoln National Capital IV, a Delaware statutory business trust (the "Trust"), has offered to the public its 6.40% Preferred Securities (the "Preferred Securities"), representing, undivided beneficial ownership interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its 6.40% Common Securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"), in the Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1       DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)     the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms have the meanings given to them in the Trust Agreement: (i) Administrative Trustee; (ii) Applicable Principal Amount;
(iii) Authorized Newspaper; (iv) Business Day; (v) Clearing Agency; (vi) Delaware Trustee; (vii) DTC; (viii) FELINE PRIDES; (ix) Growth PRIDES; (x) Income PRIDES; (xi) Investment Company Event; (xii) Preferred Security Certificate; (xiii) Pricing Agreement; (xiv) Property Trustee; (xv) Purchase Contract Agreement; (xvi) Put Option (xvii) Quotation Agent; (xviii) Redemption Amount, (xix) Reset Agent; (xx) Reset Announcement Date; (xxi) Reset Rate
(xxii) Reset Spread;(xxiii) Tax Event; (xxiv) Tax Event Redemption Date; (xxv) Treasury Portfolio Purchase Price; (xxvi) Treasury Portfolio; (xxvii) Treasury Securities and (xxviii) Two-Year Benchmark Treasury.

         (f)     the following terms have the meanings given to them in this
Section 1.1(f):

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Coupon Rate" shall have the meaning set forth in Section 2.5.

         "Custodial Agent" means The Chase Manhattan Bank, as Custodial Agent.

         "Debenture Repayment Price" shall have the meaning set forth in Section 3.4.

         "Deferred Interest" shall have the meaning set forth in Section 4.1 hereof.

         "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, an Investment Company Event or otherwise, the Trust is to be dissolved in accordance with the Trust Agreement, and, except in the case of a Tax Event Redemption, the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

         "Exchange Agent" means the Property Trustee.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

         "Failed Remarketing" shall have the meaning set forth in Section 5.4(b) of the Purchase Contract Agreement.

         "Global Debentures" shall have the meaning set forth in Section 2.4.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4.

         "Pledge Agreement" means the Pledge Agreement dated as of August 14, 1998, among the Company, the Trust, The Chase Manhattan Bank, as collateral agent, custodial agent and securities intermediary and The First National Bank of Chicago, as purchase contract agent.

         "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement, dated as of August 14, 1998, between the Company and The First National Bank of Chicago, as purchase contract agent.

         "Purchase Contract Settlement Date" means August 16, 2001.

         "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and/or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of August 14, 1998, among the Company, the Trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent and The First National Bank of Chicago, as purchase contract agent.

         "Remarketing Date" shall have the meaning set forth in the Remarketing Agreement.

         "Rights Plan" means the Amended and Restated Rights Agreement dated November 14, 1996 between the Company and The First National Bank of Boston.

         "Trust Agreement" means the Amended and Restated Trust Agreement of Lincoln National Capital IV, a Delaware statutory business trust, dated as of August 14, 1998.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1     DESIGNATION AND PRINCIPAL AMOUNT.

         There is hereby authorized a series of Securities designated the 6.40% Debentures due August 15, 2003 (the "Debentures"), limited in aggregate principal amount to $206,186,000 ($237,113,850 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement and the Pricing Agreement is exercised in full), which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 3.3 of the Base Indenture.

SECTION 2.2     MATURITY.

         The Maturity Date will be August 15, 2003.

SECTION 2.3     FORM AND PAYMENT.

         Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons, bearing identical terms. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Property Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and expenses and taxes of the Trust set forth in Section 4.1 hereof, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4     GLOBAL DEBENTURE.

         (a)     In connection with a Dissolution Event,

                      (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Property Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Clearing Agency; and

                      (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in the Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security

         Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such holder. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

         (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

         (c) If at any time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency or if at any time the Clearing Agency for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Clearing Agency for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section
3.3 of the Base Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5     INTEREST.

         (a) Each Debenture will bear interest initially at the rate of 6.40% per annum (the "Coupon Rate") from the original date of issuance until August 15, 2001, and at the Reset Rate thereafter until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate until August 15, 2001 and at the Reset Rate thereafter, compounded quarterly, payable (subject to the provisions of Article IV herein) quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date") commencing on November 16, 1998, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if
(i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a Regular Record Date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date.

         (b) The Coupon Rate on the Debentures will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will become effective on and after the Purchase Contract Settlement Date). On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Reset Announcement Date, the Reset Spread and the relevant Two-Year Benchmark Treasury will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Debentures will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to such Holders of Debentures if published in an Authorized Newspaper.

         (c) The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1     TAX EVENT REDEMPTION.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption, if distributed to the Property Trustee as the sole Holder of such Debentures, will be applied by the Property Trustee to redeem Trust

Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed, at a Redemption Price per Trust Security equal to the Redemption Amount plus accrued and unpaid distributions thereon to the date of such redemption. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Debentures, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

SECTION 3.2     REDEMPTION PROCEDURE FOR DEBENTURES.

         Payment of the Redemption Price to each Holder of Debentures shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Debentures, including the Property Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Debentures (or, if the Company is acting as Paying Agent or the Property Trustee has received the Redemption Price), then, on such Tax Event Redemption Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Debentures but without interest on such Redemption Price).

SECTION 3.3     NO SINKING FUND.

         The Debentures are not entitled to the benefit of any sinking fund.

SECTION 3.4     OPTION TO PUT DEBENTURES UPON A FAILED REMARKETING.

         If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Trust Securities who holds such Trust Securities on the day immediately following the Purchase Contract Settlement Date, shall have the right, upon at least three Business Days' prior notice, to require the Trust to distribute their pro rata share of Debentures to the Exchange Agent and to require the Exchange Agent to put such Debentures to the Company (the "Put Option"), on behalf of such holders on September 1, 2001 (the "Put Option Exercise Date") at a repayment price of $25 per Preferred Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions, if any) thereon to the date of payment (the "Debenture Repayment Price").

SECTION 3.5     REPURCHASE PROCEDURE FOR DEBENTURES.


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

         (a) In order for the Debentures to be repurchased on the Put Option Exercise Date, the Company must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding.

         (b) Payment of the Debenture Repayment Price to the Exchange Agent shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by the Exchange Agent. If the Trustee holds immediately available funds sufficient to pay the Debenture Repayment Price of the Debentures presented for repayment (or, if the Company is acting as Paying Agent and the Property Trustee has received the Debenture Repayment Price), then, immediately prior to the close of business on the Business Day immediately preceding the Put Option Exercise Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures, including the Holder's right to require the Company to repay such Debentures, shall terminate and lapse (other than the right to receive the Debenture Repayment Price upon delivery of such Debentures but without interest on such Debenture Repayment Price). Neither the Trustee nor the Company will be required to register or cease to be registered the transfer of any Debenture for which repayment has been elected.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1     EXTENSION OF INTEREST PAYMENT PERIOD.

         So long as no Event of Default has occurred or is continuing under the Indenture, the Company shall have the right at any time during the term of the Debentures, from time to time, to defer the payment of interest on such Debentures for a period not extending, in the aggregate, beyond the maturity date of the Debentures (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock or (ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Debentures (other than (a) dividends or distributions in Common Stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of Stock under such plans in the future, (c) payments under any Lincoln Guarantee (as defined in the Indenture), and (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall extend beyond the Maturity of the Debentures. At the end of an Extension Period, the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate of 6.40% until August 15, 2001 and at the Reset Rate thereafter to the extent that payment of such interest is enforceable under applicable law). No interest shall be due and payable during an Extension Period except at the end thereof.

SECTION 4.2     NOTICE OF EXTENSION.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to The New York Stock Exchange, Inc. (the "NYSE") or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust.

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the NYSE or other applicable self-regulatory organization or to Holders of the Debentures.

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1     PAYMENT OF EXPENSES.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting

Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Base Indenture;

         (b) pay all costs and expenses of the Trust including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets) to which the Trust might become subject;

         (c) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2     PAYMENT UPON RESIGNATION OR REMOVAL.

         Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI
                                     NOTICE

SECTION 6.1     NOTICE BY THE COMPANY.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding any of the provisions of the Base Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of the Base Indenture; provided, however, that if the Trustee shall not have received the notice provided for in this Article VI at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                   ARTICLE VII
                                FORM OF DEBENTURE

SECTION 7.1     FORM OF DEBENTURE.

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

         [IF THE DEBENTURE IS TO BE A GLOBAL SECURITY, INSERT - THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OR THE CLEARING AGENCY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

         [UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                          LINCOLN NATIONAL CORPORATION

       ____% Junior Subordinated Deferrable Interest Debentures, Series D

No. D-1                                                              $__________

                                                          CUSIP No. ____________

         LINCOLN NATIONAL CORPORATION, a corporation organized and existing under the laws of Indiana (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Property Trustee of Lincoln National Capital IV, or registered assigns, the principal sum of ____________________________ dollars ($____________) on
____________, 2003. The Company further promises to pay interest on said principal sum from __________, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on November 16, 1998, initially at the rate of ___% per annum until _______, 2001, and at the Reset Rate thereafter until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of ___% until _________, 2001, and at the Reset Rate thereafter, compounded quarterly. The interest rate will be reset on the third business day preceding __________, 2001 to the Reset Rate (as determined by the Reset Agent). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for Lincoln National Capital IV is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which in the case of a Global Security shall be the close of business on the business day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Debentures are no longer represented by a Global Security, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         So long as no Event of Default has occurred or is continuing under the Indenture, the Company shall have the right at any time during the term of this Debenture, from time to time, to defer the payment of interest on such Debenture for a period not extending, in the aggregate, beyond the maturity date of this Debenture (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock or (ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Debentures (other than (a) dividends or distributions in Common Stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of Stock under such plans in the future, (c) payments under any Lincoln Guarantee (as defined in the Indenture), and (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall extend beyond the Maturity of this Debenture. At the end of an Extension Period, the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate of ___% until ________, 2001 and at the Reset Rate thereafter to the extent that payment of such interest is enforceable under applicable law). No interest shall be due and payable during an Extension Period except at the end thereof.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee or the Collateral Agent, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated in writing by the Property Trustee or the Collateral Agent.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  August ___, 1998

                                                  LINCOLN NATIONAL CORPORATION


                                                  By:_________________________
                                                  Name:
                                                  Title:


Attest:


_____________________________
Name:
Title:


         This is one of the Debentures referred to in the within mentioned Indenture.

                                              THE FIRST NATIONAL BANK OF CHICAGO
                                              as Trustee

                                              By:______________________________
                                                    Authorized Officer

                             [REVERSE OF DEBENTURE]

         This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of May 1, 1996 (herein called the "Base Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated August ___, 1998), (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $____________.

         All terms used in this Debenture that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of August ___, 1998 (the "Trust Agreement"), for Lincoln National Capital IV among Lincoln National Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, including Compounded Interest (each as defined herein), if any, to the Tax Event Redemption Date. The Redemption Price shall be paid to each Holder of the Debenture by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

         The Debentures are not entitled to the benefit of any sinking fund.

         If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Trust Securities who holds such Trust Securities on the day immediately following the Purchase Contract Settlement Date, shall have the right on the Business Day immediately following __________, 2001, upon at least three Business Days' prior notice, to require the Trust to distribute their pro rata share of Debentures to the Exchange Agent and to require the Exchange Agent to put such Debentures to the Company (the "Put Option"), on behalf of such holders on __________, 2001 (the "Put Option Exercise Date") at a repayment price of $25 per Preferred Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions, if any) thereon to the date of payment (the "Debenture Repayment Price").

         In order for the Debentures to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Debenture Repayment Price in respect of such Debentures shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

         If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount (or, if the Securities of this series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of this series) of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to a Lincoln Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fail to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such specified amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Thirteen of the Indenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of such series of a different authorized denomination, as requested by the Holder surrendering the same.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $_____ principal amount of the within Debenture, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Debenture, a new Debenture or Debentures representing the remaining aggregate principal amount of this Debenture.

For this Option to Elect Repayment to be effective, this Debenture with the Option to Elect Repayment duly completed must be received by the Company at its principal executive office, Attn: Secretary, no later than 5:00 p.m. on __________, 2001.

Dated:                                      Signature:_______________________

                                            Signature Guarantee:_____________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Debenture without alternation or enlargement or any change whatsoever.

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                ----------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Insert assignee's social security or tax identification number)


_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Insert address and zip code of assignee)


and irrevocably appoints


_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
agent to transfer this Debenture on the books of the Trust. The agent may substitute another to act for him or her.


Date:_________________

                                               Signature:______________________
                                               Signature Guarantee:____________

(Sign exactly as your name appears on the other side of this Debenture)

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1     ORIGINAL ISSUE OF DEBENTURES.

         Debentures in the aggregate principal amount not to exceed $206,186,000 ($237,113,850 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement and the Pricing Agreement is exercised in full) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1     RATIFICATION OF INDENTURE.

         The Base Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2     TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

SECTION 9.3     GOVERNING LAW.

         This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.4     SEPARABILITY.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the

Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5     COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


SECTION 9.6     GUARANTEE AGREEMENT AND TRUST AGREEMENT.

         The Guarantee Agreement and the Trust Agreement shall be deemed to be specifically described in this First Supplemental Indenture for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                    ARTICLE X
                                   REMARKETING

SECTION 10.1    EFFECTIVENESS OF THIS ARTICLE.

         This Article Ten shall only become effective upon a Dissolution Event which occurs prior to the Remarketing of the Preferred Securities pursuant to this Agreement. Until such Dissolution Event, this Article Ten shall have no effect.

SECTION 10.2    REMARKETING PROCEDURES.

         (a) The Company will request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date that the Clearing Agency notify the Holders of the Debentures and the holders of Income PRIDES and Growth PRIDES of the Remarketing and of the procedures that must be followed if a Holder of Debentures wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Remarketing.

         (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of the Debentures may elect to have Debentures held by such Holder remarketed. Under Section 5.4 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Debentures comprising a component of such Income PRIDES. Holders of Debentures that are not a component of Income PRIDES shall give notice of their election to have such Debentures remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such fifth Business Day, the Property Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Trust, the Company and the Remarketing Agent of the number of Debentures to be tendered for purchase.

         (c) If any Holder of Income PRIDES does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Debentures as described in Section 10.2(b), the Debentures of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Debentures to the Remarketing Agent for purchase.

         (d) The right of each Holder to have Debentures tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Debentures tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Debentures and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

         (e) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket at a price equal to approximately 100.5% of the aggregate principal amount thereof, Debentures tendered or deemed tendered for purchase.

         (f) If none of the Holders elect to have Debentures held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Remarketing Date.

         (g) If the Remarketing Agent has determined that it will be able to remarket all Debentures tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, subject to the terms of the Remarketing Agreement, to be the lowest rate per annum that will enable it to remarket all Debentures tendered or deemed tendered for remarketing.

         (h) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Debentures tendered or deemed tendered for purchase, a failed remarketing ("Failed Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Property Trustee, Delaware Trustee and Clearing Agency.

         (i) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, Company, Property Trustee, Delaware Trustee and Clearing Agency of the Reset Rate determined in the Remarketing and the number of Debentures sold in the remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset

Rate and the number of Debentures such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Clearing Agency.

         (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Debenture tendered for purchase and sold in the remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Debentures delivered by book entry as necessary to effect purchases and sales of such Debentures. The Clearing Agency shall make payment in accordance with its normal procedures.

         (k) If any Holder selling Debentures in the remarketing fails to deliver such Debentures, the Clearing Agency Participant of such selling Holder and of any other person that was to have purchased Debentures in the remarketing may deliver to any such other person a number of Debentures that is less than the number of Debentures that otherwise was to be purchased by such person. In such event, the number of Debentures to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser number of Debentures shall constitute good delivery.

         (l) The Remarketing Agent is not obligated to purchase any Debentures that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Debentures for remarketing.

         (m) The tender and settlement procedures set in this Section 10.2, including provisions for payment by purchasers of Debentures in the remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Debentures at the time of the remarketing, to facilitate the tendering and remarketing of Debentures in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                     LINCOLN NATIONAL CORPORATION, as
                                     Issuer

                                     By /s/ RICHARD C. VAUGHAN
                                        --------------------------------
                                     Name:  Richard C. Vaughan
                                     Title: Executive Vice President and
                                            Chief Financial Officer


                                     By /s/ JANET C. CHRZAN
                                        --------------------------------
                                     Name:  Janet Chrzan
                                     Title: Vice President and Treasurer

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Trustee

                                     By /s/ JOHN R. PRENDIVILLE
                                        --------------------------------
                                     Name:  John R. Prendiville
                                     Title: Vice President



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